SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 6, 2008

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)
4000 Smith Road, Suite 400 Cincinnati, Ohio (Address of principal executive offices)		45209 (Zip Code)

Registrant’s telephone number, including area code:  (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications to Rights of Security Holders

First Financial Bancorp.’s shareholder rights plan expired on December 6, 2008 with the expiration of the Company’s Rights Agreement dated as of November 23, 1993, between the Company and First Financial Bank, N.A. and subsequently amended on May 1, 1998 and December 5, 2003 (collectively, the “Rights Agreement”). The Rights Agreement expired by its own terms and the Company’s Board of Directors has decided not to renew it. The terms of the Rights Agreement and the common stock rights issued under it are described in Exhibit 4 to Form 10-K for the year ended December 31, 1998, the First Amendment to Rights Agreement (dated May 1, 1998) included as Exhibit 4.1 to the Company’s Form 10-Q for the quarter ended March 31, 1998, and the Second Amendment to Rights Agreement (dated December 5, 2003) included as Exhibit 5 to the Company’s Form 8-K filed December 5, 2003.

Form 8-K	First Financial Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

	By:	/s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President and
Chief Financial Officer

Date: December 8, 2008